JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the common stock, par value $0.01 per share of Hawk Systems, Inc. and further agree that this agreement be included as an Exhibit to such joint filings.  In evidence thereof, the undersigned, being duly authorized, hereby execute this agreement this         11th         day of         March        , 2010.

GREYSTONE BUSINESS CREDIT II, L.L.C.

By:	/s/ Allison W. Berman
	Name:	Allison W. Berman
	Title:	Vice President

GREYSTONE REAL ESTATE HOLDINGS CORP.

By:	/s/ Stephen Rosenberg
	Name:	Stephen Rosenberg
	Title:	President

GREYSTONE & CO. HOLDINGS L.L.C.

By:	/s/ Stephen Rosenberg
	Name:	Stephen Rosenberg
	Title:	President

STEPHEN ROSENBERG 2004 DESCENDANTS' TRUST

By:	/s/ Curtis A. Pollock, trustee
	Name:	Curtis A. Pollock
	Title:	Investment Trustee

And by:	/s/ Robert R. Barolak
	Name:	Robert R. Barolak
	Title:	Investment Advisor

And by:	/s/ Mordecai Rosenberg
	Name:	Mordecai Rosenberg
	Title:	Investment Advisor